Exhibit 99.2

NEWS RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Sophia Hong	Rick Muscha
Lattice Semiconductor	Lattice Semiconductor
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice to Acquire AMI, Creating the Industry’s Most Complete Secure Management and Control Platform

— Strategic combination pairs the low power programmable leader with the leader in platform firmware and infrastructure manageability for cloud and AI —

●	Addresses datacenter modularity, complexity, uptime, and deployment challenges
●	Adds to Lattice position in manageability, server, AI, and cloud, and doubles SAM
●	Accelerates customer time to market and expands system-level capabilities with Lattice FPGAs and AMI solutions
●	Maintains agnostic companion chip and solution commitment to partner ecosystem
●	Anticipated to be immediately accretive to gross margin, free cash flow, and EPS on a non-GAAP basis
●	Supports $1 billion+ annual revenue run-rate by Q4 2026
●	Accelerates medium to long-term growth with new solution roadmap

HILLSBORO, Ore. – May 4, 2026 – Lattice Semiconductor (NASDAQ: LSCC) today announced it has entered into a definitive agreement with THL Partners to acquire AMI, the leader in platform firmware and infrastructure manageability for cloud and AI, creating the industry’s most complete secure management and control platform. The planned acquisition advances Lattice’s strategy to expand its position in server, AI, and cloud applications spanning hardware, security, manageability, and control. Lattice expects the acquisition to be accretive to gross margin, free cash flow, and EPS on a non-GAAP basis, and it supports Lattice’s trajectory toward a $1 billion+ annual revenue run rate by Q4 2026.

The acquisition brings together Lattice’s industry-leading low power FPGAs with AMI’s industry‑leading platform firmware and infrastructure manageability solutions for cloud and AI to create a complete portfolio of secure management and control solutions. Together, they will address datacenter modularity, complexity, uptime, and deployment challenges, while maintaining their shared commitment to delivering agnostic companion chips and solutions for the compute, communications, industrial, and embedded markets. Upon closing, they expect the combined company’s complementary products to amplify customer success with an expanded set of solutions for secure management, flexible control, predictive maintenance, and accelerated time to market.

“Our acquisition of AMI advances our everywhere companion chip strategy and shared vision to deliver secure management and control solutions that help customers deploy complex systems faster and with greater confidence – with expanded design choice and flexibility,” said Ford Tamer, President and Chief Executive Officer of Lattice Semiconductor. “AMI’s expertise in firmware and infrastructure for cloud and AI is a natural extension of our portfolio, deepening our role in system-level security, manageability, and control. We expect our combined capabilities to create significant value for our customers and shareholders.”

Sanjoy Maity Chief Executive Officer of AMI, said, “Lattice and AMI share a long history of collaboration and a common vision for secure system design. This combination allows us to build on that foundation, extending the reach of AMI’s platform firmware and infrastructure manageability solutions while maintaining the open, silicon‑agnostic, multi‑vendor support our customers value. Together, we believe we can deliver more complete and integrated management and control solutions for the systems being designed today – and tomorrow.”

Transaction Details

Under the terms of the definitive agreement, Lattice plans to acquire AMI on a cash-free/debt-free basis for total consideration of $1.65 billion, consisting of $1.0 billion in cash and approximately $650 million in shares of Lattice common stock, subject to customary adjustments set forth in the definitive agreement. Pursuant to the definitive agreement, the number of shares of Lattice common stock to be issued adjusts based on the trading price of Lattice’s common stock prior to the completion of the acquisition, subject to a minimum of approximately 5.2 million shares and a maximum of approximately 6.1 million shares, which includes certain Lattice equity awards to be granted to AMI employees with an estimated aggregate value of approximately $57.3 million based on the closing price of the Company’s common stock as of May 1, 2026 of $120.96.

AMI is expected to generate over $200 million in revenue in 2026.

The transaction is expected to close in the third quarter of 2026, subject to the satisfaction of customary closing conditions, including the receipt of applicable regulatory approvals.

AMI is currently majority owned by THL Partners, a leading middle-market private equity firm and established investor in global semiconductor and compute infrastructure.

Additional information regarding the transaction is available on Lattice’s investor relations website at https://ir.latticesemi.com.

Advisors

Morgan Stanley & Co. LLC served as exclusive financial advisor, and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal counsel to Lattice Semiconductor. Wells Fargo and Morgan Stanley provided committed financing to Lattice Semiconductor. J.P. Morgan Securities LLC served as exclusive financial advisor, and Ropes & Gray LLP served as legal counsel to AMI.

Investor Conference Call / Webcast Details

Lattice will hold a conference call for the financial community at 5:00 p.m. Eastern Time today to discuss its financial results for the fiscal first quarter 2026 and plans to acquire AMI. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13759722. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing Communications, Computing, Industrial, Automotive, and Consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, X, Facebook, YouTube, WeChat, or Weibo.

About THL Partners

THL Partners is a premier private equity firm investing in middle-market growth companies exclusively within three sectors: Healthcare, Financial Technology & Services, and Technology & Business Solutions. THL couples deep sector expertise through an Identified Sector Opportunity (“ISO”) process with dedicated internal operating resources from its Strategic Resource Group (“SRG”) to transform and build great companies of lasting value in partnership with management. The Firm’s domain expertise and resources help to build great companies with an aim to accelerate growth, improve operations, and drive long-term sustainable value. Since 1974, THL has managed or deployed $50 billion of equity capital, worked with over 175 partner companies around the world and fueled more than 700 add-on acquisitions representing an aggregate enterprise value of over $260 billion.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements relating to our expectations regarding: the acceleration of customer time to market, expansion of system-level capabilities, the impact of the transaction for our customers and shareholders, our business and financial performance (including that the transaction is expected to be accretive to gross margin, free cash flow, and EPS on a non-GAAP basis, and supports Lattice’s trajectory toward a $1 billion+ annual revenue run rate by Q4 2026), our position in the market, other expected benefits of the proposed transaction, and the expected timing of the transaction. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Factors that could affect outcomes include the include: the possibility that the conditions to the closing of the transaction are not satisfied on a timely basis or at all; the occurrence of any event, change or other circumstance that could give rise to a right to terminate the transaction; possible disruption related to the transaction from Lattice’s or AMI’s current plans, operations and business relationships, including through the loss of customers and employees; the amount of the costs, fees, expenses and other charges incurred by Lattice related to the transaction; the risk that Lattice’s stock price may fluctuate and may decline if the Merger is not completed; the diversion of Lattice management’s time and attention from ongoing business operations and opportunities; the response of competitors and other market participants to the transaction; the ability of Lattice and AMI to retain key personnel; the ability of Lattice to realize the benefits of the transaction; the ability to successfully integrate AMI’s businesses with Lattice’s businesses or to integrate the businesses within the anticipated timeframe; potential litigation relating to the transaction; uncertainty as to timing of completion of the transaction and the ability of each party to consummate the transaction; and, and other risks detailed in Lattice’s filings with the Securities and Exchange Commission. Lattice undertakes no obligation to update or revise forward looking statements, except as required by law.

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Lattice Semiconductor Corporation, Lattice Semiconductor (& design), and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries. The use of the word “partner” does not imply a legal partnership between Lattice and any other entity.

AMI is a registered trademark of AMI US Holdings, Inc.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.